                                   EXHIBIT 4.1

                                      FORM
                                       OF
                        RESTRICTED STOCK AWARD AGREEMENT


To:                               Date of Grant:               Number of Shares:


         Trammell Crow Company, a Delaware corporation (the "Company"), is pleased to grant you (the "Award") an aggregate of ____________ shares (the "Restricted Shares") of the Company's authorized Common Stock, par value $0.01 per share, subject to the terms and conditions set forth in this Restricted Stock Award Agreement (this "Agreement"). The Award is specifically made subject to execution by you of this Agreement, the effectiveness of a registration statement for such shares under the Securities Act of 1933 and the approval of a listing application for the shares on the New York Stock Exchange. The Award is NOT governed by the Trammell Crow Company Long-Term Incentive Plan, which was adopted effective as of August 22, 1997.

         THIS AGREEMENT SETS FORTH THE TERMS OF THE AGREEMENT BETWEEN YOU AND THE COMPANY WITH RESPECT TO THE RESTRICTED SHARES. BY ACCEPTING THIS AGREEMENT, YOU AGREE TO BE BOUND BY ALL OF THE TERMS HEREOF.

         1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

                  (a) "Award" has the meaning set forth in the first paragraph of this Agreement.

                  (b) "Board of Directors" means the board of directors of the Company.

                  (c) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

                  (d) "Cause" means termination of your employment by the Company because of: (i) your conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) your personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iii) your commission of material mismanagement in the conduct of your duties as assigned to you by the Board of Directors or your supervising officer or officers of the Company or any Subsidiary; (iv) your willful failure to execute or comply with the policy of the Company or any of its Subsidiaries or your stated duties as established by the Board of Directors or your supervising officer or officers of the Company or any Subsidiary or your intentional failure to perform your stated duties; or (v) substance abuse or addiction by you.

                  (e) "Change in Control" means the occurrence of any of the following events:

                           (i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of Common Stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below; or

                           (ii) Individuals who, as of the Date of Grant, constitute the Board of Directors cease for any reason to constitute at least a majority of the Incumbent Board; or

                           (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company, or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the corporation existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (f) "Common Stock" means the authorized common stock, par value $.01 per share, as described in the Company's Certificate of Incorporation.

                  (g) "Date of Grant" means _________, 2000.

                  (h) "Disability" shall have the meaning given it in any employment agreement between you and the Company; provided, however, that if you have no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Company, either you are unable to continue performing the duties you performed before such impairment or your condition entitles you to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of your employment.

                  (i) "Employee" means any employee of the Company or of any of its Subsidiaries, including officers and directors of the Company who are also employees of the Company or of any of its Subsidiaries.

                  (j) "Exchange Act" means the Securities Exchange Act of 1934.

                  (k) "Fair Market Value" means, for a particular day:

                           (i) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, then the last reported sale price, regular way, on the composite tape of that exchange on the last Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that securities exchange; or

                           (ii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 1(k)(i) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the NASDAQ National Market System (or a similar system then in use) at the date of determining the Fair Market Value, then the last reported sales price so reported on the last

         Business Day before the date in question or, if no such sale takes place on that Business Day, the average of the high bid and low asked prices so reported; or

                           (iii) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 1(k)(i) and sales prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or a similar system then in use) as provided in Paragraph 1(k)(ii), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, then the average of the high bid and low asked prices on the last Business Day before the date in question; or

                           (iv) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 1(k)(i) and sales prices or bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Paragraph 1(k)(ii) or Paragraph 1(k)(iii) at the date of determining the Fair Market Value, then the value determined in good faith by the Company, which determination shall be conclusive for all purposes; or

                           (v) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Paragraph 1(k)(i) or sales prices or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Paragraph 1(k)(ii), Paragraph 1(k)(iii) or Paragraph 1(k)(iv) at the date of determining the Fair Market Value, but the volume of trading is so low that the Board of Directors determines in good faith that such prices are not indicative of the fair value of the Stock, then the value determined in good faith by the Company, which determination shall be conclusive for all purposes notwithstanding the provisions of Paragraphs l(k)(i), (ii), (iii) or (iv).

                  (l) "Incumbent Board" means the individuals who, as of the Date of Grant, constitute the Board of Directors and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

                  (m) "Non-Surviving Event" means an event of Restructure as described in either subparagraph (ii) or (iii) of Paragraph 1(o).

                  (n) "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a limited liability company, a partnership, a trust or other entity. A Person, together with that Person's affiliates and associates (as those terms are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with that Person, shall be deemed a single "Person."

                  (o) "Restructure" means the occurrence of any one or more of the following:

                           (i) The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Stock remaining outstanding and not changed into or exchanged for stock or other securities of any other Person or of the Company, cash or other property;

                           (ii) The merger or consolidation of the Company with any Person, whether effected as a single transaction or a series of related transactions, with (i) the Company not being the continuing or surviving entity of that merger or consolidation or (ii) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding shares of Stock are changed into or exchanged for stock or other securities of any other Person or the Company, cash, or other property; or

                           (iii) The transfer, directly or indirectly, of all or substantially all of the assets of the Company (whether by sale, merger, consolidation, liquidation or otherwise) to any Person whether effected as a single transaction or a series of related transactions.

                  (p) "Retirement" means your separation from employment with the Company and its Subsidiaries on account of retirement.

                  (q) "Stock" means Common Stock, or any other securities that are substituted for Stock as provided in Paragraph 7.

                  (r) "Subsidiary" means, with respect to any Person, any corporation, limited partnership, limited liability company or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

         2. ESCROW OF RESTRICTED SHARES. The Company shall issue in your name the Restricted Shares and retain the Restricted Shares until the restrictions on such Restricted Shares expire as described in Paragraph 5 of this Agreement or the Restricted Shares are forfeited as contemplated in Paragraph 4 of this Agreement. You hereby agree that the Company shall hold the Restricted Shares pursuant to the terms of this Agreement until such time as they are either delivered to you or canceled pursuant to this Agreement.

         3. OWNERSHIP OF RESTRICTED SHARES. From and after the time that the Restricted Shares has been issued in your name, you will be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as, and when declared by the Board of Directors of the Company, subject, however, to the terms, conditions and restrictions set forth in this Agreement.

         4. RESTRICTIONS; FORFEITURE. The Restricted Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until such restrictions are removed or expire as described in Paragraph 5 of this Agreement. The Restricted Shares are also subject to forfeiture at the Company's election as set forth in this Agreement if your employment with the Company is terminated on or prior to ________, 2005 (either by you or by the Company), subject to the provisions set forth in Paragraph 8(a) of this Agreement. You hereby agree that if the Restricted Shares are forfeited as provided in this Paragraph 4, the Company shall have the right to cancel the Restricted Shares or, at the Company's election, transfer the Restricted Shares to the Company to be held by the Company in treasury or any designee of the Company. You acknowledge and agree that the Company may place a stop transfer order on the Restricted Shares, and that such stop transfer order may not be lifted without the Company's consent.

         5. EXPIRATION OF RESTRICTIONS AND RISK OF FORFEITURE. The restrictions on all of the Restricted Shares granted pursuant to this Agreement will expire on _______, 2005; provided, however, that such restrictions will expire on that date only if you have been an Employee continuously from the Date of Grant through _______, 2005. The Company may, in its discretion, prospectively reduce the restriction period applicable to the Restricted Shares and the period during which the Restricted Shares may be forfeited as contemplated in Paragraph 4 of this Agreement.

         6. CHANGES IN ACCOUNTING RULES. Notwithstanding any other provision of this Agreement to the contrary, if any changes in the financial or tax accounting rules applicable to the Award shall occur that, in the sole judgement of the Board of Directors, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Company shall have the right and power to modify this Agreement as necessary with respect to any then outstanding Restricted Shares as to which the applicable restrictions have not expired.

         7.       ADJUSTMENT PROVISIONS.

                  (a) ADJUSTMENT OF AWARD. The terms of the Award and the number of Restricted Shares granted hereunder shall be subject to adjustment, from time to time, in accordance with the following provisions:

                           (i) If at any time or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then the number of Restricted Shares granted under the Award shall be increased proportionately.

                           (ii) If at any time or from time to time the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, the number of Restricted Shares granted under the Award shall be decreased proportionately.

                           (iii) Whenever the number of Restricted Shares subject to the Award is required to be adjusted as provided in this Paragraph 7(a), the Company shall, within thirty (30) days following such adjustment, prepare and give to you a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in the number of Restricted Shares subject to the Award after giving effect to the adjustment.

                           (iv) Adjustments under Paragraphs 7(a)(i) and (ii) shall be made by the Company, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional interest shall be issued on account of any such adjustments.

                  (b) CHANGE IN CONTROL. Upon the occurrence of a Change in Control, but only if approved by the Company, the restriction period on all Restricted Shares described in Paragraph 4 of this Agreement shall immediately be accelerated, such restrictions shall expire and the Restricted Shares shall no longer be subject to forfeiture. If a Change in Control involves a Restructure or occurs in connection with a series of related transactions involving a Restructure and if such Restructure is in the form of a Non-Surviving Event and as a part of such Restructure shares of stock, other securities, cash or property shall be issuable or deliverable in exchange for Stock, then you shall be entitled to receive (in lieu of the number of Restricted Shares as to which the restriction period has not expired) the number of shares of stock, other securities, cash or property to which that number of Restricted Shares (assuming that the restriction period had expired) would have been entitled in connection with such Restructure.

                  (c) RESTRUCTURE AND NO CHANGE IN CONTROL. In the event a Restructure should occur at any time prior to the expiration of the restrictions described in Paragraph 4 hereof and that Restructure does not occur in connection with a Change in Control or in connection with a series of related transactions involving a Change in Control, then the restriction period of the Restricted Shares shall not immediately be accelerated nor shall the restrictions expire merely because of the occurrence of the Restructure.

         8.       TERMINATION OF EMPLOYMENT.

                  (a) TERMINATION AFTER CHANGE IN CONTROL. Notwithstanding the terms and provisions set forth in Paragraph 7(b), if your employment relationship with the Company and its Subsidiaries is terminated after, but within one year from, the occurrence of a Change in Control and such termination is by the Company and is for any reason other than Cause, then the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

                  (b) OTHER TERMINATION. Subject to Paragraph 8(a), if your employment relationship with the Company and its Subsidiaries is terminated for any reason, including Retirement, but other than for your death or Disability, then that portion, if any, of this Award for which restrictions have not lapsed as of the date of termination shall become null and void; provided, however, that the portion, if any, of this Award for which restrictions have expired as of the date of such termination shall survive such termination.

         9. DEATH. Upon your death, the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

         10. DISABILITY. If your employment relationship is terminated by reason of your Disability, then the restriction period of the Restricted Shares shall immediately be accelerated and the restrictions shall expire.

         11. LEAVE OF ABSENCE. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of the Company, provided that rights to the Restricted Shares during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began.

         12. DELIVERY OF CERTIFICATES OF STOCK. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Paragraph 5 of this Agreement, and subject to Paragraph 13, the Company shall cause to be issued and delivered to you or your designee a certificate representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested. The value of such Restricted Shares shall not bear any interest owing to the passage of time.

         13. CONDITIONS TO DELIVERY OF STOCK. Nothing herein shall require the Company to issue any shares with respect to the Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect.

         14. SECURITIES ACT LEGEND. Certificates for shares of Stock, when issued, may have the following legend, or statements of other applicable restrictions endorsed thereon and may not be immediately transferable:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock registered pursuant to an effective registration statement under the Securities Act of 1933.

         In addition, if any certificate representing all or part of the Restricted Shares is issued prior to the expiration of the restrictions as set forth in Paragraph 5, such certificates will also contain a legend regarding such restrictions, which legend shall be in a form acceptable to the Company in its sole discretion.

         15. FURNISH INFORMATION. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

         16. REMEDIES. The Company shall be entitled to recover from you reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

         17. INFORMATION CONFIDENTIAL. As partial consideration for the granting of the Award hereunder, you hereby agree with the Company that you will keep confidential all information and knowledge that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor militating against the advisability of granting any such future award to you.

         18. CONSIDERATION. No restriction on the Restricted Shares shall lapse unless and until you have performed services for the Company or any of its Subsidiaries that the Company believes is equal to or greater in value than the par value of the Stock subject to this Award.

         19. PAYMENT OF TAXES. The Company may from time to time, in its discretion, require you to pay to the Company (or the Company's Subsidiary if you are an employee of a Subsidiary of the Company), the amount that the Company deems necessary to satisfy the Company's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value at the time as of which such determination is made;
(b) deliver to the Company sufficient shares of Stock to satisfy the Company's tax withholding obligations, based on the shares' Fair Market Value at the time as of which such determination is made; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a stock withholding feature, you must make the election at the time and in the manner that the Company prescribes. The Company may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Company subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company's request, the amount of that deficiency.

         20. RIGHT OF THE COMPANY AND SUBSIDIARIES TO TERMINATE EMPLOYMENT. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment at any time.

         21. NO LIABILITY FOR GOOD FAITH DETERMINATIONS. The Company and the members of the Board of Directors shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.

         22. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPENSATION. You hereby agree that this Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any Subsidiary. In addition, you hereby agree that in the event of your death, each of your beneficiaries shall be deemed to have agreed that this Award will not affect the amount of any life insurance coverage, if any, provided by the Company or a Subsidiary on your life that is payable to the beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

         23. EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

         24. NO GUARANTEE OF INTERESTS. The Board of Directors and the Company do not guarantee the Stock of the Company from loss or depreciation.

         25. COMPANY RECORDS. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

         26. COMPANY ACTION. Any action required of the Company shall be by resolution of its Board of Directors or by a person authorized to act by resolution of the Board of Directors.

         27. SEVERABILITY. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         28. NOTICES. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

         The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

                  Company or                        Trammell Crow Company
                  Board of Directors:               2001 Ross Avenue, Suite 3400
                                                    Dallas, Texas 75201
                                                    Attn: Human Resources

                  Holder:                   At your current address as shown in the Company's records.

         29. WAIVER OF NOTICE. Any person entitled to notice hereunder may waive such notice.

         30. SUCCESSORS. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

         31. HEADINGS. The titles and headings of Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         32. GOVERNING LAW. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

         33. WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

         34. NO ASSIGNMENT. You may not assign this Agreement or any of your rights under this Agreement without the Company's prior written consent, and any purported or attempted assignment without such prior written consent shall be void.

              [The remainder of this page is intentionally blank.]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of _______, 2000.

                                   TRAMMELL CROW COMPANY



                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------


ACKNOWLEDGED AND AGREED:


-----------------------------

-----------------------------
















                                       S-1